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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                           STATE OR OTHER
NAME OF THE PARENT OR SUBSIDIARY ORGANIZATION*              JURISDICTION
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
Dynatech Corporation--Parent......................... Massachusetts
Dynatech U.S.A., Inc................................. Massachusetts
AIRSHOW, Incorporated................................ California
ComCoTec, Inc........................................ Illinois
DataViews Corporation................................ Massachusetts
daVinci Systems, Inc................................. Florida
Dynatech Leasing Corporation......................... Nevada
Dynatech Precision Sampling Corporation.............. Louisiana
Industrial Computer Source, Inc. .................... California
Itronix Corporation.................................. Washington
Synergistic Solutions, Inc. ......................... Georgia
Telecommunications Techniques Corporation............ Maryland
Dynatech Corporation Ltd. ........................... England
Dynatech GmbH........................................ Germany
Dynatech Holdings Ltd. .............................. Guernsey, Channel Islands
Dynatech Holdings France S.A.R.L..................... France
TTC Asia Pacific..................................... Hong Kong
Dynatech Investments, Ltd............................ Guernsey, Channel Islands
Industrial Computer Source Europe.................... France
TTC Canada Ltd....................................... Canada
TCC Telecommunications Techniques GmbH............... Germany
TTC Telecommunications Techniques France, SA......... France
Dynatech Export Incorporated......................... British Virgin Islands
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*Excludes nonmaterial subsidiaries.